                                                                    Exhibit 3.3


                              CERTIFICATE OF MERGER


         PURSUANT to Section 252 of the Delaware General Corporation Law, USA BROADBAND, INC., a Delaware corporation, and OPTIKA INVESTMENT COMPANY, INC., a Nevada corporation, (together, the "CONSTITUENT CORPORATIONS") adopt the following Certificate of Merger and certify as follows:

         1. The name and state of incorporation of each of the Constituent Corporations are as follows:

                  NAME                                  STATE OF INCORPORATION
                  ----                                  ----------------------

                  USA Broadband, Inc.                   Delaware

                  Optika Investment Company, Inc.       Nevada

         2. An Agreement and Plan of Merger, dated effective as of June 29, 1999, among the Constituent Corporations, (the "PLAN OF MERGER") has been approved, adopted, certified, executed, and acknowledged by each of the Constituent Corporations in accordance with Section 252(c) of the Delaware General Corporation Law.

         3. The name of the surviving corporation is USA Broadband, Inc., a Delaware corporation (hereinafter sometimes referred to as the "SURVIVING CORPORATION").

         4. The Certificate of Incorporation of USA Broadband, Inc. shall be the Certificate of Incorporation of the Surviving Corporation.

         5. The executed Plan of Merger is on file at the principal place of business of the Surviving Corporation, 8450 East Crescent Parkway, Suite 100, Greenwood Village, Colorado 80111-2818.

         6. A copy of the Agreement of Merger will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any Constituent Corporation.

         7. Prior to the effective date of the Merger, the authorized capital stock of Optika Investment Company was 50,000,000 shares of common stock, $0.001 per share par value.

         8. This Certificate of Merger shall become effective July 9, 2001, unless earlier terminated or amended pursuant to Section 103(d) of the Delaware General Corporation Law.

         Dated: June 28, 1999

                                           USA BROADBAND, INC.


                                                    /s/ Edward P. Mooney
                                           -------------------------------------
                                           Name: Edward Mooney
                                           Title: President and Secretary



                                           OPTIKA INVESTMENT COMPANY, INC.


                                                    /s/ Edward P. Mooney
                                           -------------------------------------
                                           Name: Edward Mooney
                                           Title: President and Secretary


                                      -2-